Exhibit 99.1

PATHMARK STORES, INC.

200 MILIK STREET

CARTERET, NEW JERSEY 07008

FOR IMMEDIATE RELEASE	CONTACT: HARVEY M. GUTMAN
732-499-4327

PATHMARK ANNOUNCES FIRST QUARTER FISCAL 2007 RESULTS

NET LOSS INCREASES TO $8.5 MILLION FROM $5.4 MILLION DUE TO THE IMPACT

OF MERGER-RELATED EXPENSES AND VOLUNTARY RETIREMENT PROGRAM;

ADJUSTED EBITDA IMPROVES TO $40.4 MILLION FROM $31.8 MILLION

Carteret, New Jersey, June 13, 2007 - Pathmark Stores, Inc. (NASDAQ: PTMK), a leading regional supermarket chain currently operating 141 supermarkets primarily in the New York – New Jersey and Philadelphia metro areas, today reported unaudited results for its first quarter ended May 5, 2007.

First Quarter of Fiscal 2007 Results

Sales in the first quarter of fiscal 2007 were $999.0 million, an increase of 0.1% from $998.5 million in the prior year’s first quarter. Same-store sales for the quarter decreased by 0.3%. The Company reported a net loss of $8.5 million, or $0.16 per diluted share, in the first quarter of fiscal 2007, compared to $5.4 million, or $0.10 per diluted share, in the prior year’s first quarter. The increase in the net loss of $3.1 million was primarily due to pre-tax expenses of $5.2 million related to the proposed merger with The Great Atlantic & Pacific Company (“A&P”) and a pre-tax charge of $4.2 million resulting from a voluntary retirement incentive program for certain store associates covered by collective bargaining agreements, partially offset by higher Adjusted EBITDA. Adjusted EBITDA in the first quarter of fiscal 2007 was $40.4 million, an increase of $8.6 million from $31.8 million in the prior year’s first quarter. The increase in Adjusted EBITDA was due to the Company’s merchandising and expense control initiatives, as well as the favorable resolution of a vendor dispute resulting in the reversal of a $3.2 million charge accrued in the fourth quarter of fiscal 2006. Adjusted EBITDA is reconciled to the net loss and defined in Table C in this release.

Capital Expenditures

Capital expenditures were $14.7 million during the first quarter of fiscal 2007 compared to $12.1 million during the prior year’s first quarter and are expected to be approximately $80 million during fiscal 2007. The Company plans to complete 13 store renovations during fiscal 2007.

Forward Looking Statements

Except for historical information contained herein, the matters discussed in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, stock-based compensation expense, earnings estimates, Adjusted EBITDA, sales, same-store sales and capital expenditures and are indicated by words or phrases such as “anticipates”, “believes”, “expects”, “forecasts”, “guidance”, “intends”, “may”, “ongoing”, “plans”, “projects”, “will” and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors, which are, in many instances, beyond our control, that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management’s assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company’s operating areas, the competitive environment in which the Company operates, results of our merchandising, operating and cost reduction initiatives, medical and pension costs and other risks detailed from time to time in the Company’s reports and filings available from the Securities and Exchange Commission (the “SEC”). You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

Additional Information and Where to Find It

In connection with the proposed acquisition (the “Merger”) of Pathmark by A&P, Pathmark and A&P filed with the SEC relevant materials, including a joint proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PATHMARK, A&P AND THE MERGER. The joint proxy statement/prospectus and other relevant materials, and any other documents filed by Pathmark or A&P with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by (i) contacting Pathmark’s Investor Relations at (732) 499-3000, at 200 Milik Street, Carteret, NJ 07008, or by accessing Pathmark’s Investor Relations website; or (ii) contacting A&P’s Investor Relations at (201) 571-4537, at Box 418, 2 Paragon Drive, Montvale, NJ 07645, or by accessing A&P’s Investor Relations website. Investors are urged to read the joint proxy statement/prospectus and other related materials before making any voting or investment decisions with respect to the Merger.

Pathmark, A&P and their respective executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the Merger. Information about the executive officers and directors of Pathmark and the number of shares of Pathmark’s common stock beneficially owned by such persons is set forth in the proxy statement for Pathmark’s 2007 Annual Meeting of Stockholders which was filed with the SEC on May 11, 2007. Information about the executive officers and directors of A&P and the number of shares of A&P’s common stock beneficially owned by such persons is set forth in the proxy statement for A&P’s 2007 Annual Meeting of Stockholders which was filed with the SEC on May 25, 2007. Investors may obtain additional information regarding the direct and indirect interests of Pathmark, A&P and their respective executive officers and directors in the Merger by reading the preliminary joint proxy statement/prospectus regarding the Merger, which was filed with the SEC on May 24, 2007.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

(Tables attached)

Table A

Pathmark Stores, Inc.

Operating Results (Unaudited)

(in millions, except per share data)

Consolidated Statements of Operations

	13 Weeks Ended
	May 5, 2007	April 29, 2006
Sales	$999.0	$998.5
Cost of goods sold	(702.7)	(709.0)

Gross profit	296.3	289.5
Selling, general and administrative expenses	(267.3)	(259.8)
Depreciation and amortization	(23.5)	(23.0)

Operating earnings	5.5	6.7
Interest expense	(15.9)	(15.5)

Loss before income taxes	(10.4)	(8.8)
Income tax benefit	1.9	3.4

Net loss	$(8.5)	$(5.4)

Weighted average number of shares outstanding – basic and diluted	52.3	52.0

Net loss per share – basic and diluted	$(0.16)	$(0.10)

Supplemental Operating Results Data

	13 Weeks Ended
	May 5, 2007	April 29, 2006
Adjusted EBITDA (see Note 3)	$40.4	$31.8

Capital expenditures	$14.7	$12.1

Gross profit (% of sales)	29.7%	29.0%

Selling, general and administrative expenses (% of sales)	26.8%	26.0%

Adjusted EBITDA (% of sales)	4.0%	3.2%

Net loss (% of sales)	(0.8)%	(0.5)%

See notes to financial statements.

Table B

Pathmark Stores, Inc.

Consolidated Balance Sheets

(in millions)

	(Unaudited) May 5, 2007	February 3, 2007
ASSETS
Current assets
Cash	$31.8	$28.1
Accounts receivable, net	21.3	20.6
Merchandise inventories	193.0	180.3
Due from suppliers	58.6	69.8
Other current assets	34.0	33.5

Total current assets	338.7	332.3
Property and equipment, net	526.2	535.7
Goodwill	144.7	144.7
Other noncurrent assets	119.2	119.7

Total assets	$1,128.8	$1,132.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$82.6	$78.2
Current maturities of debt	23.3	25.1
Current portion of capital lease obligations	10.9	11.4
Accrued expenses and other current liabilities	146.0	136.9

Total current liabilities	262.8	251.6
Long-term debt	422.9	423.1
Long-term capital lease obligations	156.6	158.4
Other noncurrent liabilities	168.5	170.9

Total liabilities	1,010.8	1,004.0
Stockholders’ equity	118.0	128.4

Total liabilities and stockholders’ equity	$1,128.8	$1,132.4

Capitalization

	May 5, 2007	February 3, 2007
Debt	$446.2	$448.2
Capital lease obligations	167.5	169.8

Total debt and capital lease obligations	613.7	618.0
Stockholders’ equity	118.0	128.4

Total capitalization	$731.7	$746.4

See notes to financial statements.

Table C

Pathmark Stores, Inc.

Reconciliation of GAAP Net Loss to Adjusted EBITDA (Unaudited)

(in millions)

	13 Weeks Ended
	May 5, 2007	April 29, 2006
Net loss	$(8.5)	$(5.4)
Adjustments:
Interest expense	15.9	15.5
Income tax benefit	(1.9)	(3.4)
Depreciation and amortization	23.5	23.0
Merger-related expenses (see Note 1)	5.2	—
Store labor buyout charge (see Note 2)	4.2	—
Non-cash stock-based compensation expense	2.6	2.1
Gain on sale of real estate	(0.6)	—

Adjusted EBITDA (see Note 3)	$40.4	$31.8

See notes to financial statements.

Notes to Financial Statements

1.

As previously disclosed, on March 4, 2007, the Company entered into a definitive agreement and plan of merger with A&P and its subsidiary, pursuant to which A&P will acquire Pathmark through the merger of its subsidiary with and into Pathmark. In the first quarter of fiscal 2007, the Company incurred merger-related expenses of $5.2 million, comprised of $2.9 million for legal fees, $1.5 million for other professional services and $0.8 million for stay-on bonuses.

2.

During the first quarter of fiscal 2007, the Company offered a voluntary retirement incentive program to certain of its store associates covered by collective bargaining agreements (the "Store Labor Buyout"), in which 152 store associates accepted the Store Labor Buyout and agreed to retire effective no later than May 5, 2007. The Company recorded a pre-tax charge of $4.2 million in the first quarter of fiscal 2007 for early retirement and benefits-related expenses related to the Store Labor Buyout. Cash payments of $3.4 million were made as of May 5, 2007, with the balance to be paid over the next 18 months. The Company expects the Store Labor Buyout to produce approximately $5.0 million in annualized payroll and payroll-related pre-tax savings.

3.

The definition of Adjusted EBITDA was revised in the third quarter of fiscal 2006 to include LIFO expense as a reduction of Adjusted EBITDA. Adjusted EBITDA for the first quarter of fiscal 2006 was revised to be consistent with the revised definition.

Adjusted EBITDA represents the net loss, excluding interest expense, the impact of taxes, depreciation and amortization, merger–related expenses, store labor buyout charges, non-cash stock-based compensation expense and a gain on sale of real estate. The Company believes that its investors find Adjusted EBITDA to be a useful analytical tool for measuring its performance and for comparing that performance with the performance of other companies in the industry having different capital structures. Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation from, and is not intended to represent an alternative measure of, operating results or of cash flows from operating activities, as determined in accordance with GAAP. The Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.